Vellmer & Chang
Chartered Accountants *

505 – 815 Hornby Street
Vancouver, B.C, V6Z 2E6
Tel: 604-687-3776
Fax: 604-687-3778
E-mail: info@vellmerchang.com
* denotes a firm of incorporated professionals

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 000-28025 on Form S-3/A and 333-117199 on Form S-8 of our report dated March 16, 2006, appearing in this Annual Report on Form 10-K of Global Energy Inc. for the year ended December 31, 2005.

VELLMER & CHANG

/s/ Vellmer & Chang

Vancouver, BC
March 16, 2006